Exhibit 99.3
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

BALLY TOTAL FITNESS HOLDING CORPORATION,	No.

Plaintiff,

v.
LIBERATION INVESTMENTS, L.P.,
LIBERATION INVESTMENTS, LTD.,
LIBERATION INVESTMENT GROUP LLC and
EMANUEL R. PEARLMAN,

Defendants.
COMPLAINT
     Plaintiff Bally Total Fitness Holding Corporation (“Bally” or the “Company”), by and through its undersigned attorneys, for its complaint against Defendants Liberation Investments, L.P., Liberation Investments, Ltd., Liberation Investment Group LLC, and Emanuel R. Pearlman (collectively, “Defendants”), alleges as follows:
INTRODUCTION
     1. This action involves false and misleading statements made by Defendants in materials (the “Disclosure Documents”) filed with the Securities and Exchange Commission pursuant to Section 14(a) and Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). Defendants’ Disclosure Documents contain materially false statements and fail to disclose material facts regarding Defendants’ motives, intentions, and conflicts of interest resulting from their undisclosed associations with Bally’s now discredited former CEO. The most recent of the Disclosure Documents includes a stockholder proposal (the “Stockholder Proposal”) that Defendants intend to submit for discussion at the Company’s upcoming annual meeting of stockholders, presently scheduled for January 26, 2006. The Disclosure Documents misrepresent the true purposes and effects of the Stockholder Proposal and fail to disclose the fact that the Stockholder Proposal is illegal on its face and invalid under Delaware law and Bally’s certificate of incorporation.
     2. Defendants’ Stockholder Proposal is the latest salvo in an ongoing battle being waged by Defendants against Bally’s current management. The Stockholder Proposal was designed to be — - and was — - widely reported in the press. It is a blatant attempt by Defendants to mislead investors into believing that the Stockholder Proposal is a legal and disinterested proposal to enhance the value of Bally’s stock, when, in fact, the Stockholder Proposal is a wholly illegal and improper proposal designed only to advance the interests of Defendant Pearlman, his affiliated companies, and his close friends, including the now discredited former CEO of the Company who is an investor in Defendant Liberation.

     3. Though Pearlman masquerades as a disinterested investor with the interests of all stockholders at heart, he in fact has a long association with Bally and, in particular, with Bally’s former CEO, Lee Hillman. Earlier this year, Bally’s Audit Committee concluded that the financial statements issued by Bally during Hillman’s tenure were required to be restated and that the errors therein were a direct result of the “culture ... that encouraged aggressive accounting” that existed under Hillman’s leadership. Upon information and belief, in making the Stockholder Proposal, Defendants seek to remove Bally’s current CEO and, through other investors allied with Defendants, install directors and management designees in order to prevent or forestall current management from taking action against Hillman and his associates regarding the “aggressive accounting” that occurred during Hillman’s tenure.
     4. Defendants’ pursuit of their own interests in the guise of protecting the rights of all shareholders is nothing new. Defendants fail in the Disclosure Documents to reveal that, rather than seeking to advance the interest of all stockholders, they have historically acted to manipulate corporate machinery and proxy contests for their own financial advantage, reaping benefits that were not available to stockholders as a whole. Specifically, Defendants agitated for the redemption of Bally’s Stockholder Rights Plan, arguing that such redemption would inure to the benefit of all shareholders and disclaiming any present intention to purchase additional stock. After the Company agreed to the redemption, Defendants then promptly engaged in a creeping acquisition; more than doubling their holdings, triggering the vesting of more than one million shares of stock granted to Pearlman and others under the Company’s Long Term Investment Plan.
     5. In sum, Defendants have disseminated false and misleading information in violation of the federal securities laws, including applicable proxy rules, by virtue of their failure to disclose (a) Defendants’ history as corporate raiders and their personal and business associations with Hillman and Bally, (b) that their true intention in advocating the redemption of Bally’s Stockholder Rights Plan was to enable them to acquire stock holdings sufficient to trigger vesting of Pearlman’s restricted shares, (c) that the Stockholder Proposal is invalid and illegal under Delaware law and Bally’s certificate of incorporation, (d) that their true motive for the Stockholder Proposal is to displace current management so as to make it appear that current management is to blame for the accounting errors leading to the Company’s restatements, to deflect attention from the fact that an independent investigation found Hillman responsible for the “culture ... that encouraged aggressive accounting” that led to those errors, and to prevent current management from taking action against Hillman, and (e) that all of these and Defendants’ past actions in the guise of stockholder activism were intended to and have resulted in personal benefit to Pearlman, to the detriment of stockholders at large.
PARTIES AND RELATED ENTITIES
     6. Bally is a Delaware corporation with its principal place of business in Chicago, Illinois. The Company is engaged in the business of owning and operating fitness centers nationwide.

     7. Upon information and belief, Defendants Liberation Investments, L.P., Liberation Investments, Ltd., and Liberation Investment Group LLC (collectively, “Liberation”) and Defendant Emanuel R. Pearlman are owners of record of approximately 200 shares of stock of the Company and beneficial owners of approximately 4.1 million shares.
     8. Defendant Pearlman is, on information and belief, the Managing Member of Defendant Liberation Investment Group, LLC, which is the general partner of Defendant Liberation Investments, L.P., an investment advisor to Defendant Liberation Investments, Ltd. From 1990 to 1996, Pearlman worked for Bally Manufacturing and Bally Entertainment. The Company was a wholly owned subsidiary of Bally Entertainment prior to 1995, at which point the Company was spun off and had its own public offering. Pearlman also served as a financial advisor to the Company at various times from 1993 through June 2003. As part of his compensation as an employee consultant to the Company, Pearlman was granted 35,000 shares of restricted stock under the Company’s Long Term Incentive Plan which vested upon Defendants’ acquisition of more than ten percent of the Company’s outstanding shares. See Ex. 1 (Schedule 13D filed Jun. 8, 2004 (attaching Restricted Stock Plan Agreement as Ex. 1)).
     9. Pearlman is an acknowledged corporate raider, involved in numerous corporate takeover attempts since the late 1980s. He has been sued in the past for not stating his true intentions in disclosures required by the SEC and has used proxy contests to force a company to either accede to his demands or face replacement of their management and boards. As described below, Pearlman has repeatedly employed such tactics with respect to Bally, both with respect to a threatened proxy contest he waged last year to compel redemption of Bally’s Stockholder Rights Plan so as to advance his own personal financial interests and the proxy contest he has recently started seeking to remove current management just as that same management has completed the restatement of erroneous financial statements filed by the Company under the leadership of Pearlman’s “good friend” Hillman.
JURISDICTION AND VENUE
     10. The claims arise under Sections 13(d) and 14(a) of the Securities Exchange Act of 1934. This Court has subject matter jurisdiction under 28 U.S.C. §§ 1331 and 1367.
     11. Venue is proper in this district pursuant to 15 U.S.C. §§ 78aa because the false and misleading information for which Plaintiff seeks relief was transmitted into this district and was intended to be read and relied upon by securities holders within this district.
FACTS COMMON TO ALL COUNTS
Defendants’ Contentious History with Bally
     12. Over the course of the last eighteen months, Defendants have engaged in a sustained operation to badger the Company and its Board of Directors, employing a letter-writing and public relations campaign to disparage the Company’s management, structure, intentions, and business plans. Defendants have amended their Schedule 13D filings no less than fourteen times during that period to update their ever-evolving positions regarding the Company (see Exs. 1-15) and have employed proxy campaigns (both real and threatened), demand letters, and lawsuits to attempt to get their way. Of late, the pace of this campaign has increased. Now, in November 2005, just as the Company has completed the restatement of its financial statements to remediate the accounting errors made by Bally’s prior management, of which Pearlman, an employee consultant, was a part, see Ex. 24 (Form 8-K issued Dec. 1, 2005), Defendants have sought illegally to remove Bally’s current CEO and wrest control of the Company, presumably to thwart any effort by the current management and the Board to hold prior management, with whom Pearlman is closely associated, accountable. Despite their prolific pretextual filings, however, Pearlman has been scrupulous to omit the facts about (i) his history as a corporate raider, (ii) his close personal and professional association with Bally’s former management team, (iii) the fact that Pearlman, who served as an employee consultant, was part of the former management team, (iv) the fact that that former management team has been determined to be responsible for Bally’s accounting errors by an independent investigation, and (v) that Defendants’ efforts are not to advance shareholder interests as he avows but only the interests of a single group of shareholders — Pearlman and his associates.
Defendants Fail to Disclose Pearlman’s History as a Corporate Raider
and His Close Affiliation with Bally’s Discredited Former CEO Lee Hillman
     13. As noted above in Paragraph 9, Pearlman is an acknowledged corporate raider with a history as a defendant in lawsuits alleging violations of the securities laws as they pertain to the required disclosures.
     14. From October 1996 to December 2002, Pearlman served as a trusted advisor to Hillman, Bally’s now discredited President and CEO. At Hillman’s direction, Pearlman was retained as a highly compensated financial and business consultant to the Company during the periods that have now been restated due to significant accounting errors and a culture of aggressive accounting. Hillman rewarded Pearlman by directing Bally to pay him millions of dollars in employee consultant and deal fees as well as valuable restricted stock grants.
     15. Hillman left Bally in December 2002, and Toback became Bally’s President and CEO. In January 2003, Pearlman demanded that Bally increase his employee consultant fees from more than $15,000 a month to $50,000 a month or he would “tell everything he knew.” In response, Toback reminded Pearlman that if he knew something material about Bally, a publicly traded company, he had an obligation to disclose it to Toback. Pearlman never disclosed an such material information and backed down from his demand for an increase in his employee consultant fees. Pearlman’s employee consultant relationship with Bally ended shortly thereafter.

     16. Pearlman’s relationship with Hillman continued, however. The two remain business partners and “good friends.” After Hillman left Bally, he started his own company called Liberation Investment Advisory Group LLC. Likewise, shortly after Pearlman departed from Bally, he started Liberation Investment Group LLC, with backing from an investor group that included Hillman. The Lee S. Hillman Revocable Trust was an initial investor and remains a limited partner in Liberation Investments, L.P. Hillman has served as an investment advisory consultant to the Liberation entities. Moreover, immediately after Pearlman ceased acting as an employee consultant to Bally, Pearlman nominated Hillman, together with another long-time Pearlman loyalist, Donald Kornstein, as a member of an insurgent slate of directors proposed for the board of directors of InterTan, Inc., another company in which Pearlman was a major stockholder.
     17. Earlier this year, an independent investigation concluded that Hillman and former Chief Financial Officer John Dwyer “were responsible for multiple accounting errors and creating a culture within the accounting and finance groups that encouraged aggressive accounting.” Ex. 22 (Form 8-K issued Feb. 9, 2005). As a result of the findings, the Company “decided to make no further payments to Hillman or Dwyer under their respective severance agreements” and stated that it would “evaluate its legal options with respect to” them. Id. Defendants’ proposals to oust the current CEO and influence the appointment of his successor are designed to prevent Bally from taking action against Pearlman’s “good friend” Hillman for his past misconduct.
     18. Defendants’ Disclosure Documents are materially misleading and in violation of the federal securities laws for failure to disclose (a) Defendants’ past and current relationships with Hillman, including Hillman’s investment in and advisory role with respect to the Liberation entities, (b) Pearlman’s prior employment by Bally, and (c) Pearlman’s history as a corporate raider, including the fact that he has engaged in other proxy contests where he nominated Hillman to his proposed insurgent slate.
Defendants Fail to Reveal Their Historical Use of Shareholder
Proxies and Corporate Maneuvering to Advance Their Personal Interest
     19. As noted, Bally has been the repeated, indeed virtually constant target of Defendants’ abuses of the shareholder proxy process to advance Pearlman’s personal financial interests at the expense of the remaining shareholders whose interests Defendants pretend to want to protect.
     20. First, in June of 2004, Defendants notified the Company that Defendants intended to present certain proposals for stockholder consideration at the Company’s 2004 Annual Meeting, including a proposal that the Company redeem its Stockholder Rights Plan (the “Rights Plan Redemption Proposal”). See Ex. 1 (Form 13D filed Jun. 8, 2004 (attaching “Notice of Stockholder Proposals” as Ex. 2)); Ex. 16 (Form DFAN14A filed Jun. 8, 2004). The Rights Plan Redemption Proposal would permit a stockholder or group of stockholders to accumulate stock aggregating in excess of ten percent of the Company’s outstanding shares without prior approval of the Company’s Board of Directors.

     21. During his tenure at the Company, Hillman rewarded Pearlman with restricted stock under Bally’s Long Term Incentive Plan. When vested, these grants entitled Pearlman to receive an additional 35,000 unrestricted shares of Bally stock. Pursuant to Bally’s Long Term Incentive Plan, the restricted stock of Pearlman (and of all others holding such stock) would vest upon a “change in control” of the Company. The Long Term Incentive Plan defined such “change in control” to include the acquisition by any person or group of more than ten percent of Bally’s issued and outstanding stock. Defendants provided Pearlman’s restricted stock agreement as an exhibit to their initial 13D filing filed on June 8, 2004. See Ex. 1 (Schedule 13D filed Jun. 8, 2004 (attaching Restricted Stock Plan Agreement as Ex. 1)). However, in connection with their subsequent filings in support of the Rights Plan Redemption Proposal, Defendants omitted to mention that Pearlman would be personally benefited by the redemption of the Rights Plan, as a change in control would cause his restricted stock granted under the Long Term Incentive Plan to immediately vest. See Ex. 1 (Schedule 13D filed Jun. 8, 2004); Ex. 2 (Schedule 13D/A filed Jul. 13, 2004); Ex. 16 (Form DFAN14A filed Jun. 8, 2004); Ex. 17 (Form PREC14A filed Jun. 21, 2004); Ex. 18 (Form PRRN14A filed Jul. 2, 2004); Ex. 19 (Form DEFC14A filed Jul. 7, 2004). Rather than disclosing this self-interest, Defendants explicitly stated that they “[did] not have any current intention, plan, or proposal with respect to . . . the acquisition by any person of additional securities of the Company,” and merely reserved the right to do so in general terms. See, e.g., Ex. 1 (Schedule 13D filed Jun. 8, 2004, at 9-10).
     22. On July 9, 2004, per an agreement with Defendants, the Company announced that it would redeem its Stockholder Rights Plan, subject to an agreed Stockholder Rights Policy which gave the Board of Directors the ability to implement another Rights Plan if it deemed it to be in the Company’s and its stockholders’ best interests. The same day, Defendants announced that they would withdraw the Rights Plan Redemption Proposal and would cease their solicitation of proxies for use at the Company’s 2004 Annual Meeting. See Ex. 2 (Schedule 13D/A filed Jul. 13, 2004 (attaching July 9, 2005 Letter as Ex. 5)).
     23. After the Stockholder Rights Plan was redeemed, Defendants began to engage in a “creeping acquisition” of Bally stock through open market purchases. See Ex. 3 (Schedule 13D/A filed Aug. 27, 2004, at 8-9 (July and August 2004 purchases)); Ex. 4 (Schedule 13D/A filed Sep. 1, 2004, at 8 (August 2004 purchases)); Ex. 5 (Schedule 13D/A filed Sep. 13, 2004, at 8 (September 2004 purchases)); Ex. 6 (Schedule 13D/A filed Dec. 13, 2004, at 9 (October, December 2004 purchases)). By May 6, 2005, Defendants’ “creeping acquisition” had resulted in them more than doubling their holdings, accumulating an amount in excess of 12% of Bally’s total outstanding shares. See Ex. 8 (Schedule 13D/A filed May 6, 2005, at 8 (noting purchase of 750,000 shares in May 2005)). These acquisitions occurred despite Defendants’ representation at the time of the redemption of the Rights Plan, and repeated throughout their continuous acquisition of Bally stock, that they had no present intention or plan to acquire additional shares. See Ex. 1 (Schedule 13D filed June 8, 2004, at 9-10); Ex. 2 (Schedule 13D/A filed Jul. 13, 2004, at 7); Ex. 6 (Schedule 13D/A filed Dec. 13, 2004, at 7); Ex. 7 (Schedule 13D/A filed Apr. 26, 2005, at 6-7); Ex. 8 (Schedule 13D/A filed May 6, 2005, at 7).

     24. Immediately upon the Defendants’ acquisition of additional shares in excess of ten percent of Bally’s total outstanding shares, Defendant Pearlman’s 35,000 shares of restricted stock vested under the Long Term Incentive Plan.
     25. On information and belief, Pearlman directed the Liberation Defendants to purchase additional shares after the Rights Plan was redeemed in order to trigger the “change of control” provisions that resulted in the vesting of his personal restricted shares.
     26. Defendants’ Disclosure Documents with respect to the Rights Plan Redemption Proposal are therefore materially false and misleading for the further reasons that they omitted to disclose (a) Defendants’ plan and intention to purchase additional shares, (b) the personal benefit that Pearlman would and did thereby derive by virtue of his efforts to redeem the Rights Plan, (c) and that Pearlman’s true purpose was not, as avowed, to advance the good of the corporation and the shareholders as a whole but only the interests of Pearlman alone.
The Annual Meeting and Stockholder Proposal
     27. Bally’s annual stockholders’ meeting is scheduled to be held on January 26, 2006 (the “Annual Meeting”). At the Annual Meeting, the Company intends to transact business critical to the Company, including the election of directors to the Company’s Board.
     28. On November 21, 2005, Defendants sent Bally notice of their intent to introduce the Stockholder Proposal at the Annual Meeting. Defendants filed the notice letter outlining the Stockholder Proposal as an exhibit to various 13D and 14A filings. See Ex. 15 (Schedule 13D/A filed Nov. 22, 2005 (attaching Notice Letter thereto as Ex. 20)); Ex. 20 (Form DFAN14A filed Nov. 22, 2005 (attaching Notice Letter as Ex. 1)); Ex. 21 (Form DFAN14A filed Nov. 29, 2005 (attaching Notice Letter as Ex. 1)) (collectively, the “Stockholder Proposal Disclosure Documents”). Pursuant to the Stockholder Proposal Disclosure Documents filed under Section 14(a), Defendants are seeking shareholder support for the Stockholder Proposal and seek to have the Stockholder Proposal presented at Bally’s upcoming Annual Meeting.
     29. According to the Defendants’ Disclosure Documents, “If adopted, the [Stockholder] Proposal would (i) amend the . . . Bylaws . . . to afford stockholders the right to remove the Chief Executive Officer and President upon the affirmative vote of a majority of the Company’s stock[holders]; (ii) prevent the Board of Directors of the Company from acting unilaterally to amend the Bylaws to eliminate the stockholder authority described in clause (i); and (iii) remove [Bally’s] current Chief Executive Officer and President Paul A. Toback from office, effective immediately.” See Ex. 15 (Schedule 13D/A filed Nov. 22, 2005); Ex. 20 (Form DFAN14A filed Nov. 22, 2005, at 3); Ex. 21 (Form DFAN14A filed Nov. 29, 2005, at 3).

     30. In their Disclosure Documents, Defendants indicated that their purpose in advancing the Stockholder Proposal was “to ensure the vitality of stockholder democracy.” See, e.g., Ex. 20 (Schedule 14A filed Nov. 22, 2005, at Ex. 1 (Notice Letter), at 3). Defendants set forth as their only interest in the Stockholder Proposal the purported fact that they “may be deemed to have an interest in the Proposal insofar as the adoption of the Proposal by the stockholders is likely to yield more effective leadership of the Company, which would in turn increase the value of the Shares held by the [Defendants].” See id. at 4. These disclosures are materially false and misleading because they misrepresent and omit to disclose Defendants’ true motivations for and the illegality of the Stockholder Proposal.
     31. Controlling Delaware law and the Company’s Certificate of Incorporation state that “[t]he business affairs of the Corporation shall be managed by or under the direction of the Board of Directors” and that “the Board of Directors shall have the power to make, adopt, amend, change or repeal the Bylaws of the Corporation by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.” See 8 Del. C. § 141(a); Ex. 23 (Bally’s Certificate of Incorporation, at Arts. FIFTH and SIXTH).
     32. The Stockholder Proposal is materially misleading because, contrary to Delaware law and the Company’s Certificate of Incorporation, it purports to usurp the power of the Board of Directors to:
          a. determine the powers and duties of and to remove the chief executive officer and president of the Company;
          b. amend the Company’s Bylaws; and
          c. provide that no person who is removed as chief executive officer and president of the Company shall be appointed or reappointed by the Board as an officer of the Company.
     33. Defendants Disclosure Documents filed pursuant to Section 14(a) with respect to the Stockholder Proposal are materially misleading inasmuch as such filings:
          a. improperly suggest that the Stockholder Proposal provides a valid means for the stockholders to arrogate the power vested exclusively in the Company’s Board to remove the Company’s CEO and define the CEO’s power and functions;
          b. improperly suggest that the Stockholder Proposal provides a valid means for the stockholders to divest the Company’s Board of its power to amend the Company’s Bylaws;
          c. fail to disclose Defendants’ true motive in advancing the Stockholder Proposal, i.e., Defendants’ desire to (1) make it appear that Bally’s accounting problems are the result of problems caused by current management in order to conceal the fact that it is past management (with whom Pearlman was and continues to be associated) that bears responsibility for Bally’s accounting problems, and (2) oust the current CEO and influence the appointment of successors in order to prevent Bally from taking action against Hillman for his past misconduct; and
          d. are among Defendants’ actions in the guise of stockholder activism, the aim and end of which is in fact to benefit personally Pearlman and his close friends, to the detriment of stockholders at large.
     34. On December 5, 2005, Bally filed a complaint in the Delaware Court of Chancery seeking a declaration that the Stockholder Proposal is invalid and illegal under Delaware law and the Company’s Certificate of Incorporation. Bally is requesting that court to expedite its proceedings.
     35. Upon information and belief, Defendants’ Stockholder Proposal is intended, at least in part, (i) to prevent, forestall or deflect attention from any efforts by the Company to take action against Hillman for the errors leading to restatement, (ii) to retaliate against current management for the Audit Committee independent investigation’s (the “Independent Investigation’s”) attribution of such errors to the conduct of former management or (iii) to prevent current management from taking action against Hillman and his management team as they have publicly reserved the right to do. Upon information and belief, Defendants’ Stockholder Proposal is intended to trick investors into believing that new management is responsible for the Company’s historic accounting errors, which the Independent Investigation determined were caused by Hillman and his management team’s “culture ... that encouraged aggressive accounting.” Defendants’ Stockholder Proposal is materially false and misleading in indicating that it is intended to advance shareholder rights and omitting to disclose the true purposes and motivations as detailed above.
Defendants Fail to Reveal That They Sponsored One
of the Insurgent Director Candidates Proposed by Pardus
and Support Pardus’ Slate of Director Candidates
     36. On November 17, 2005, Pardus European Special Opportunities Master Fund L.P., Pardus Capital Management L.P., Pardus Capital Management LLC, and others (“Pardus”) filed a Form 14A disclosing their intent to nominate Donald Kornstein and two others as an insurgent slate of directors to be considered for election to the Bally Board at the Annual Meeting. These directors, if elected, would replace the chairperson of the Company’s Audit Committee, Eric Langshur, who was appointed to the Board after Hillman’s and Pearlman’s departure.
     37. Pardus and Kornstein appear to have no prior relationship, but Pearlman and Kornstein clearly do. From 1994 until 2000, Kornstein served as the Chief Executive Officer, President, and director of Jackpot Enterprises, Inc., a company with which Pearlman was also involved as a financial and strategic development advisor. Moreover, in October 2003, Kornstein - - and Hillman — - were nominated by Pearlman to an insurgent slate of director candidates for the Board of InterTan, Inc., another company in which Pearlman held a significant stake.

     38. In their Disclosure Documents, Defendants have not disclosed any arrangement or understanding with any other Bally stockholder, although the securities laws require that any such relationship be disclosed. Pearlman claims he is not working in concert with Pardus, and none of the Defendants has expressed any formal position concerning the election of Pardus’ slate of director candidates. However, by making the Stockholder Proposal, Defendants are attempting to influence shareholders to vote for Pardus’ slate by implying shortcomings in the incumbent directors. Moreover, Pearlman and Pardus admit that Pearlman suggested that Kornstein should be nominated to the board. Upon information and belief, Pearlman fully supports the election of his long-time loyalist Kornstein to a director position, but has chosen to dispense with the inconveniences and requirements of the securities laws regarding the solicitation of proxies or the disclosure of that plan.
     39. Defendants’ failure to disclose their support for Pardus’ nominee, Kornstein, whom Pearlman himself (1) has previously nominated, and (2) suggested for nomination to the Bally board of directors, constitutes a violation by Defendants of Section 13(d) of the Exchange Act.
COUNT I
VIOLATION OF SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND RULE 14a-9
     40. Bally repeats and realleges paragraphs 1 through 39 as if fully set forth herein.
     41. Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder prohibit the misrepresentation or omission of material facts in proxy solicitations.
     42. Defendants’ Rights Plan Redemption Proposal and Stockholder Proposal and statements with respect thereto constitute solicitations within the meaning of Section 14(a) of the Exchange Act and Rule 14a-9.
     43. Defendants disseminated Defendants’ Disclosure Documents filed pursuant to Section 14(a), including but not limited to those describing the Rights Plan Redemption Proposal and the Stockholder Proposal, throughout the United States by use of the mails and/or means of instrumentalities of interstate commerce, including, but not limited to filings with the Securities & Exchange Commission.
     44. Defendants’ Disclosure Documents, filed pursuant to Section 14(a), are materially misleading and in violation of the federal securities laws for failure to disclose (a) Defendants’ past and current relationships with Hillman including Hillman’s investment in and advisory role with respect to the Liberation entities, (b) Pearlman’s prior employment by and lucrative compensation from Bally, and (c) Pearlman’s history as a corporate raider, including the fact that he has engaged in other proxy contests where he nominated Hillman to his proposed insurgent slate.

     45. Defendants’ Disclosure Documents filed pursuant to Section 14(a) with respect to the Rights Plan Redemption Proposal are materially false and misleading because they misrepresent and omit to disclose facts, including but not limited to: (a) Defendants’ plan and intention to purchase additional shares, (b) that Defendants’ true purpose was not to advance shareholder interests but to enable them to acquire additional shares so as to trigger the change of control provisions that would result in the vesting of Pearlman’s restricted stock, and (c) the personal benefit that Pearlman would and did derive by virtue of his efforts to redeem the Rights Plan purportedly to advance the good of the corporation and the shareholders as a whole.
     46. At the time that Defendants filed Defendants’ Disclosure Documents pursuant to Section 14(a), including but not limited to those referring to the Rights Plan Redemption Proposal and the Stockholder Proposal, Defendants knew that those Disclosure Documents were false or misleading or recklessly disregarded or were negligent in failing to investigate and discover that the statements were false and misleading.
     47. Defendants’ Disclosure Documents, filed pursuant to Section 14(a) including but not limited to those relating to the Rights Plan Redemption Proposal and the Stockholder Proposal, violate Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder.
     48. Defendants’ violations of Section 14(a) are continuing, and without the equitable intervention of this Court will cause Bally’s stockholders, as well as Bally itself, irreparable injury.
COUNT II
VIOLATION OF SECTION 13(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
     49. Bally repeats and realleges paragraphs 1 through 48 as if fully set forth herein.
     50. Once Defendants acquired in excess of five percent of the outstanding stock of the Company, they were required under Section 13(d) of the Exchange Act to file a Schedule 13D disclosing information concerning their intentions with respect to their investment, their source of funding, their background, and their allegiance with other persons as part of any “group.” Moreover, upon a material change in the information reported, Defendants are required to amend promptly their Schedule 13D.
     51. Item 4 of Schedule 13D requires the filer to disclose “the purpose or purposes of the acquisition of securities of the issuer” and any “plans or proposals” relating, inter alia, to “[t]he acquisition by any person of additional securities of the issuer” or “[a]ny change in the present board of directors or management of the issuer, including any plans or proposals to . . . fill any existing vacancies on the board.”
     52. Any changes in the purpose or purposes of acquisition of Bally’s securities, or any change in plans relating to the acquisition of additional securities or any change in the filers’ plans or proposals with respect to changes to Bally’s Board or management, constitute “material changes” requiring an amendment.
     53. Defendants’ Disclosure Documents filed pursuant to Section 13(d) are materially misleading and in violation of the federal securities laws for failure to disclose facts, including but not limited to: (a) Defendants’ past and current relationships with Hillman, including Hillman’s investment in and advisory role with respect to the Liberation entities, (b) Pearlman’s prior employment by, and lucrative compensation from, Bally, and (c) Pearlman’s history as a corporate raider, including the fact that he has engaged in other proxy contests where he nominated Hillman to his proposed insurgent slate.
     54. Defendants’ Disclosure Documents filed pursuant to Section 13(d) with respect to the Rights Plan Redemption Proposal are materially false and misleading because they misrepresent and omit to disclose facts, including but not limited to: (a) Defendants’ plan and intention to purchase additional shares, (b) that Defendants’ true purpose was not to advance shareholder interests but to enable them to acquire additional shares so as to trigger the change of control provisions that would result in the vesting of Pearlman’s restricted stock and (c) the personal benefit that Pearlman would and did derive by virtue of his efforts to redeem the Rights Plan purportedly to advance the good of the corporation and the shareholders as a whole.
     55. Defendants’ Disclosure Documents filed pursuant to Section 13(d) with respect to the Stockholder Proposal are materially misleading inasmuch as such filings:
          a. improperly suggest that the Stockholder Proposal provides a valid means for the stockholders to arrogate the power vested exclusively in the Company’s Board to remove the Company’s CEO and define the CEO’s power and functions;
          b. improperly suggest that the Stockholder Proposal provides a valid means for the stockholders to divest the Company’s Board of its power to amend the Company’s Bylaws;
          c. fail to disclose Defendants’ true motive in advancing the Stockholder Proposal, i.e., the Defendants’ desire to: (1) make it appear that Bally’s accounting problems are the result of problems caused by current management in order to conceal the fact that it is past management with which Pearlman was associated that bears responsibility for Bally’s accounting problems, and (2) oust the current CEO and influence the appointment of successors in order to prevent Bally from taking action against Hillman for his past misconduct; and

          d. are among Defendants’ actions in the guise of stockholder activism, the aim and end of which is in fact to benefit personally Pearlman and his close friends, to the detriment of stockholders at large.
     56. At the time that Defendants filed Defendants’ Disclosure Documents pursuant to Section 13(d), Defendants knew that those Disclosure Documents were false or misleading or recklessly disregarded or were negligent in failing to investigate and discover that the statements were false and misleading.
     57. Defendants’ Disclosure Documents, filed pursuant to Section 13(d), violate Section 13(d) of the Exchange Act and the rules promulgated thereunder.
     58. Defendants’ violations of section 13(d) are continuing, and without the equitable intervention of this Court will cause Bally’s stockholders, as well as Bally itself, irreparable injury.
     WHEREFORE Bally respectfully requests that this Court enter judgment in Bally’s favor and against Defendants, and grant Bally the following relief:
(a)	An injunction temporarily, preliminarily and permanently enjoining Defendants from further violations of the Exchange Act;

(b)	An order requiring Defendants to disclose the fact of their violations and to issue corrective disclosures rectifying their material violations of the Exchange Act;

(c)	An order enjoining the purchase of further shares by Defendants and enjoining the voting of Defendants’ shares acquired after the redemption of the Rights Plan;

(d)	An order enjoining Defendants from representing to shareholders that the Stockholder Proposal is valid or soliciting proxies and shareholder support on the basis of this proposal;

(e)	Attorneys’ fees and costs; and

(f)	Such other and further relief as the Court deems just.

Dated: December 5, 2005	Respectfully submitted,

Attorneys for Plaintiff Bally Total Fitness
Holding Corporation

Gregory P. Williams (#2168)
Williams@rlf.com
Raymond J. DiCamillo (#3188)
DiCamillo@rlf.com
Elizabeth C. Tucker (#4468)
Tucker@rlf.com
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
10th and King Streets
Wilmington, Delaware 19899
Tel: (302) 651-7700
Fax: (302) 651-7701

-and-

Laurie B. Smilan
LATHAM & WATKINS LLP
11955 Freedom Drive, Suite 500
Reston, Virginia 20190
Tel: (703) 456-1000
Fax: (703) 456-1001